EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-31965 on Form S-8 of DiamondCluster International, Inc., of our report dated June 20, 2006, appearing in this Annual Report on Form 11-K of the DiamondCluster International, Inc. 401(k) Plan for the year ended December 31, 2005.
/s/ Crowe Chizek and Company LLC
Oak Brook, Illinois
June 20, 2006